CODE OF ETHICS FOR
                    DOW JONES ISLAMIC MARKET INDEX PORTFOLIO


                                 August 10, 1999


         Dow Jones Islamic Market Index Portfolio (each a "Portfolio" and collectively the "Portfolios") have each determined to adopt this Code of Ethics (the "Code") as of August 10, 1999, to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the "1940 Act").

I.       DEFINITIONS

         A. An "Access Person" means (i) any Trustee, Director, officer or Advisory Person (as defined below) of the Portfolio or any investment adviser thereof, or (ii) any director or officer of a principal underwriter or placement agent of the Portfolio who, in the ordinary course of his or her business, makes, participates in or obtains information regarding the purchase or sale of securities for the Portfolio for which the principal underwriter or placement agent so acts or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Portfolio regarding the purchase or sale of securities or (iii) notwithstanding the provisions of clause (i) above, where the investment adviser is primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients, any trustee, director, officer or Advisory Person of the investment adviser who, with respect to the Portfolio, makes any recommendation or participates in the determination of which recommendations shall be made, or whose principal function or duties relate to the determination of which recommendations shall be made to the Portfolio or who in connection with his or her duties, obtains any information concerning securities recommendations being made by such investment adviser to the Portfolio.

         B. An "Advisory Person" means any employee of the Portfolio or any investment adviser thereof (or of any company in a control relationship to the Portfolio or such investment adviser), who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Portfolio or whose functions relate to any recommendations with respect to such purchases or sales and any natural person in a control relationship with the Portfolio or adviser who obtains information regarding the purchase or sale of securities.

         C.    A "Portfolio Manager" means any person or persons with the direct
               responsibility   and  authority  to  make  investment   decisions
               affecting the Portfolio.

         D. "Access Persons," "Advisory Persons" and "Portfolio Managers" shall not, unless otherwise provided in the code of ethics of the Portfolio's investment adviser, any subadviser, administrator, principal underwriter or placement agent, include any individual who is required to file quarterly reports with the Portfolio's investment adviser, any subadviser, administrator, principal underwriter or placement agent pursuant to a code of ethics substantially in conformity with Rule 17j-1 of the 1940 Act or Rule 204-2 of the Investment Advisers Act of 1940 which has been approved by the Portfolio's Board of Trustees.

         E. "Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

         F. "Control" shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.

         G. "Disinterested Trustee" means a Trustee who is not an "interested person" within the meaning of Section 2(a)(19) of the 1940 Act. An "interested person" includes any person who is a trustee, director, officer, employee or owner of 5% or more of the outstanding stock of the Adviser. Affiliates of brokers or dealers are also "interested persons," except as provided in Rule 2(a)(19)(1) under the 1940 Act.

         H. The "Review Officer" is the person designated by the Portfolio's Board of Trustees to monitor the overall compliance with this Code. In the absence of any such designation the Review Officer shall be the Treasurer or any Assistant Treasurer of the Portfolio.

         I. The "Preclearance Officer" is the person designated by the Portfolio's Board of Trustees to provide preclearance of any personal security transaction as required by this Code.

         J. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.

         K. "Security" shall have the meaning as set forth in Section 2(a)(36) of the 1940 Act (in effect, all securities), except that it shall not include securities issued by the U.S. Government (or any other "government security" as that term is defined in the 1940 Act), bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated by the Trustees of the Portfolio and shares of registered open-end investment companies.

         L. A security is "being considered for purchase or sale" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

II.      STATEMENT OF GENERAL PRINCIPLES

               The following general fiduciary principles shall govern the personal investment activities of all Access Persons.

               Each Access Person shall:

         A. At all times, place the interests of the Portfolio before his or her personal interests;

         B. Conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

         C. Not take any inappropriate advantage of his or her position with or on behalf of the Portfolio.

III.     RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

         A.    Blackout Periods

               1. No Access Person (other than a Disinterested Trustee) shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he or she knows or should have known the Portfolio has a pending "buy" and "sell" order in that same security until that order is executed or withdrawn.

               2. No Advisory Person or Portfolio Manager shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within at least seven calendar days before and after the Portfolio trades (or has traded) in that security.

         B.    Initial Public Offerings

                     No Advisory Person shall acquire any security in an initial public offering for his or her personal account.




         C.    Private Placements

                     With regard to private placements, each Advisory Person shall:

               1. Obtain express prior written approval from the Review Officer for any acquisition of securities in a private placement (the Review Officer, in making such determination, shall consider, among other factors, whether the investment opportunity should be reserved for the Portfolio, and whether such opportunity is being offered to such Advisory Person by virtue of his or her position with the Portfolio); and

               2. After authorization to acquire securities in a private placement has been obtained, disclose such personal investment with respect to any subsequent consideration by the Portfolio (or any other investment company for which he or she acts in a capacity as an Advisory Person) for investment in that issuer.

                     If the Portfolio decides to purchase securities of an issuer the shares of which have been previously obtained for personal investment by an Advisory Person, that decision shall be subject to an independent review by Advisory Persons with no personal interest in the issuer.

         D.    Short-Term Trading Profits

                     No Advisory Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Advisory Person has beneficial ownership within 60 calendar days. Any profit so realized shall, unless the Portfolio's Board of Trustees approves otherwise, be disgorged as directed by the Portfolio's Board of Trustees.

         E.    Gifts

                     No Advisory Person shall receive any gift or other things of more than de minimis value from any person or entity that does business with or on behalf of the Portfolio.

         F.    Service as a Director or Trustee

               1. No Advisory Person shall serve on a board of directors or trustees of a publicly traded company without prior authorization from the Board of Trustees of the Portfolio, based upon a determination that such board service would be consistent with the interests of the Portfolio and its investors.

               2. If board service by an Advisory Person is authorized by the Board of Trustees of the Portfolio, such Advisory Person shall be isolated from the investment making decisions of the Portfolio with respect to the companies of which he or she is a director or trustee.


         G.    Exempted Transactions

               The prohibitions of Section III. shall not apply to:

               1. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

               2. Purchases or sales that are non-volitional on the part of the Access Person or the Portfolio, including mergers, recapitalizations or similar transactions;

               3.    Purchases   which  are  part  of  an   automatic   dividend
                     reinvestment plan;

               4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

               5. Purchases and sales that receive prior approval in writing by the Preclearance Officer as (a) only remotely potentially harmful to the Portfolio because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by the Portfolio or client and
                     (c) not representing any danger of the abuses proscribed by Rule 17j-1, but only if in each case the prospective purchaser has identified to the Review Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by the Portfolio.

IV.      COMPLIANCE PROCEDURES

         A.    Preclearance

               1. An Access Person (other than a Disinterested Trustee) may not, directly or indirectly, acquire or dispose of beneficial ownership of a security except as provided below unless:

                     a. Such purchase or sale has been approved by the Preclearance Officer;

                     b. The approved transaction is completed on the same day approval is received; and

                     c. The Preclearance Officer has not rescinded such approval prior to execution of the transaction.

               2. Each Access Person may effect total purchases and sales of up to $25,000 of securities listed on a national securities exchange within any six month period without preclearance from the Board of Trustees or the Preclearance Officer provided that:

                     a. The six month period is a "rolling" period, i.e., the limit is applicable between any two dates which are six months apart;

                     b. Transactions in options and futures, other than options or futures on commodities, will be included for purposes of calculating whether the $25,000 limit has been exceeded. Such transactions will be measured by the value of the securities underlying the options and futures; and

                     c. Although preclearance is not required for personal transactions in securities which fall into this "de minimis" exception, these trades must still be reported on a quarterly basis pursuant to Section IV.B.2. hereunder, if such transactions are reportable.

         B.    Reporting

               1. Coverage: Each Access Person (other than Disinterested Trustees) shall file with the Review Officer confidential quarterly reports containing the information required in
                     Section IV.B.2. hereunder with respect to all transactions during the preceding quarter in any securities in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, provided that no Access Person shall be required to report transactions effected for any account over which such Access Person has no direct or indirect influence or control (except that such an Access Person must file a written certification stating that he or she has no direct or indirect influence or control over the account in question). All such Access Persons shall file reports, even when no transactions have been effected, representing that no transactions subject to reporting requirements were effected.

               2. Filings: Every report shall be made no later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                     a. The date of the transaction, the title and the number of shares and the principal amount of each security involved;

                     b. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                     c.    The price at which the transaction was effected; and

                     d. The name of the broker, dealer or bank with or through whom the transaction was effected.

               3. Any report may contain a statement that it shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

               4. Confirmations: All Access Persons (other than Disinterested Trustees) shall direct their brokers to supply the Portfolio's Review Officer, on a timely basis, duplicate copies of confirmations of all personal securities transactions.

         C.    Review

               In reviewing transactions, the Review Officer shall take into account the exemptions allowed under Section III.G. hereunder. Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

         D.    Disclosure of Personal Holdings

               All Advisory Persons shall disclose all personal securities holdings upon commencement of employment and thereafter on an annual basis.

         E.    Certification of Compliance

               Each Access Person is required to certify annually that he or she has read and understood this Code and recognizes that he or she is subject to the Code. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of this Code and that he or she has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

V.       REQUIREMENTS FOR DISINTERESTED TRUSTEES

         A. Every Disinterested Trustee shall file with the Review Officer a quarterly report indicating that he or she had no reportable transactions or a report containing the information required in
               Section IV.B.2. above with respect to transactions (other than exempted transactions listed under Section III.G.) in any securities in which such person has, or by reason of such transactions acquires, any direct or indirect beneficial ownership, if such Trustee, at the time of that transaction, knew or should have known, in the ordinary course of pursuing his or her official duties as Trustee, that during the fifteen day period immediately preceding or after the transaction by the
               Trustee:

                     1. Such  security  was  being  purchased  or  sold  by  the
                        Portfolio; or

                     2. Such security was being  considered for purchase or sale by the Portfolio.

               All  Disinterested  Trustees  shall  file  reports,  even when no
               transactions   have   been   effected,   representing   that   no
               transactions subject to reporting requirements were effected.

         B. Notwithstanding the preceding section, any Disinterested Trustee may, at his or her option, report the information described in section IV.B.2. above with respect to any one or more transactions and may include a statement that the report shall not be construed as an admission that the person knew or should have known of portfolio transactions by the Portfolio in such securities.


VI.      REVIEW BY THE BOARD OF TRUSTEES

         At least annually, the Review Officer shall report to the Board of Trustees regarding:

         A. All existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

         B.    Any recommended changes to the Portfolios' Code or procedures;
               and

         C. A summary of any violations which occurred during the past year with respect to which significant remedial action was taken.

VII.     SANCTIONS

         A. Sanctions for Violations by Access Persons (except Disinterested Trustees)

               If the Review Officer determines that a violation of this Code has occurred, he or she shall so advise the Board of Trustees and the Board may impose such sanctions as it deems appropriate, including, inter alia, disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of the Code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Trustees.

         B.    Sanctions for Violations by Disinterested Trustees

               If the Review Officer determines that any Disinterested Trustee has violated this Code, he or she shall so advise the President of the Portfolio and also a committee consisting of the Disinterested Trustees (other than the person whose transaction is at issue) and shall provide the committee with a report, including the record of pertinent actual or contemplated portfolio transactions of the Portfolio and any additional information supplied by the person whose transaction is at issue. The committee, at its option, shall either impose such sanctions as it deems appropriate or refer the matter to the full Board of Trustees of the Portfolio, which shall impose such sanctions as it deems appropriate.

VIII.    MISCELLANEOUS

         A.    Access Persons

               The Review Officer of the Portfolio will identify all Access Persons who are under a duty to make reports to the Portfolio and will inform such persons of such duty. Any failure by the Review Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

         B.    Records

               Brown Brothers Harriman Trust Company (Cayman) Limited shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission ("SEC"):

               1. A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

               2. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

               3. A copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

               4. A list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place.

         C.    Confidentiality

               All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

         D.    Interpretation of Provisions

               The Board of Trustees of the Portfolio may from time to time adopt such interpretations of this Code as it deems appropriate.

                               TRANSACTION REPORT


To:                                                 , Review Officer

From:
                            (Your Name)

         This Transaction Report is submitted pursuant to Section IV. of the Code of Ethics, of Dow Jones Islamic Market Index Portfolio and supplies information with respect to transactions in any security in which I may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by a Portfolio) for the calendar quarter ended
                    .

         Unless the context otherwise requires, all terms used in this Report shall have the same meaning as set forth in said Code of Ethics.

         For purposes of this Report, beneficial ownership shall be interpreted subject to the provisions of the Code and Rule 16a-1(a) (exclusive of Section
(a)(1) of such Rule) of the Securities Exchange Act of 1934.


                                   Nature of
                                   Transaction
                                   (Whether                                            Name of the
                                   Purchase,           Principal                       Broker, Dealer
                                   Sale, or            Amount of       Price at        Or Bank with
                                   Other Type of       Securities      Which the       Whom the          Nature of
Name of   Title of        Date of  Disposition         Acquired or     Transaction     Transaction       Ownership
Fund      Securities    Transaction                    or Acquisition  Disposed of     Was Effected      Was
Effected  of Securities*






   * If appropriate, you may disclaim beneficial ownership of any security listed in this Report.

         I HEREBY CERTIFY THAT I (1) HAVE READ AND UNDERSTAND THE CODE, (2) RECOGNIZE THAT I AM SUBJECT TO THE CODE, (3) HAVE COMPLIED WITH THE REQUIREMENTS OF THE CODE OVER THE PAST YEAR, (4) HAVE DISCLOSED ALL PERSONAL SECURITIES TRANSACTIONS OVER THE PAST YEAR REQUIRED TO BE DISCLOSED BY THE CODE, (5) HAVE SOUGHT AND OBTAINED PRECLEARANCE WHENEVER REQUIRED BY THE CODE AND (6) CERTIFY THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.


Dated:

Signature

         5In the case of a personal securities transaction by an Access Person of a Portfolio (other than a Disinterested Trustee), the Code of the Portfolio requires that the Portfolio's Preclearance Officer determine that the proposed personal securities transaction (i) is not potentially harmful to the Portfolio,
(ii) would be unlikely to affect the market in which the Portfolio's portfolio securities are traded, or (iii) is not related economically to securities to be purchased, sold, or held by the Portfolio. In addition, the Code requires that the Portfolio's Preclearance Officer determine that the decision to purchase or sell the security at issue is not the result of information obtained in the course of the Access Person's relationship with the Portfolio.

                   PERSONAL TRADING REQUEST AND AUTHORIZATION

         This Personal Trading Request and Authorization is submitted pursuant to the Code of Ethics, amended and restated as of June 20, 1995, of U.S. Money Market Portfolio, Inflation-Indexed Securities Portfolio, U.S. Equity Portfolio, U.S. Small Company Portfolio, European Equity Portfolio, Pacific Basin Equity Portfolio, Emerging Markets Portfolio, International Equity Portfolio and U.S. Mid-Cap Portfolio. Unless the context otherwise requires, all terms used herein shall have the same meaning as set forth in said Code of Ethics.

Personal Trading Request (to be completed by Access Person prior to any personal trade):

Name of Access Person:
Date of proposed transaction:

Name of the issuer and dollar amount or number of securities of the issuer to be purchased or sold:

Nature of the transaction (i.e., purchase, sale):1


Are you or is a member of your immediate family an officer, trustee or director of the issuer of the securities or any affiliate2 of the issuer?
Yes     No

         If yes, please describe:



Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities.3



Do you have any material nonpublic information concerning the issuer?

                           Yes     No

Do you beneficially own more than 1/2 of 1% of the outstanding equity securities of the issuer?

                           Yes     No

         If yes, please report the name of the issuer and the total number of shares "beneficially owned":



Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship, between the proposed transaction and any securities held or to be acquired by a Portfolio that may be relevant to a determination as to the existence of a potential conflict of interest?4
                           Yes     No


         If yes, please describe:




         To the best of my knowledge and belief, the answers that I have provided above are true and correct.


Dated:
              Signature of Access Person

Approval or Disapproval of Personal Trading Request (to be completed by Preclearance Officer prior to personal trade):


         I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code and that the conditions necessary5 for approval of the proposed transaction have been satisfied.

         I do not believe the above-described proposed transaction is consistent with the policies described in the Code or that the conditions necessary for approval of the proposed transaction have been satisfied.


Dated:
                          Signature of Preclearance Officer












    1If other than market order, please describe any proposed limits.
    2For purposes of this question, "affiliate" includes (i) any entity that directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of the issuer and (ii) any entity under common control with the issuer.
    3A "professional relationship" includes, for example, the provision of legal counsel or accounting services. A "business relationship" includes, for example, the provision of consulting services or insurance coverage.